Exhibit 10.9

SUPPLY CONTRACT
(English Translation)

This agreement is entered into by and between Perfectenergy (Shanghai), Ltd. (hereinafter, known as "Party A") and Shanghai Solar Power Technology Research Center (hereinafter, known as "Party B") in accordance with the Economic Contract Laws of the People's Republic of China. This contract is the product of coordination and negotiationsbetween the two parties.

The product mentioned below will be supplied by Party A to Party B. Both parties also agree to the following:

1.	Content of supply
1)	125 mm x 125 mm monocrystalline silicon solar modular with coating
2)	125 mm x 125 mm monocrystalline silicon solar film battery (average efficiency 16%)

2.	Pricing
1)	Party A charges 51.50 RMB/piece for each silicon chip with coating.
2)	Party A charges 27 RMB/watt for each solar film battery

3.	Specifications
Specifications must follow the technical agreement signed by both parties.

4.	Supply quantities
1)	Per request, Party A to supply 150,000 pieces to 200,000 pieces of coated silicon to Party B on a monthly basis.
2)	Per request, Party A to supply 100,000 pieces of solar film battery to Party B on a monthly basis.

5.	Delivery
Per Party B’s request, Party A to deliver the finished goods one week after receiving Party B’s order.

6.	Payment terms
Party B to pay Party A three days after the order is issued.

7.	Packaging requirements
Party A’s packaging must comply with public transportation regulations.

8.	Place of delivery
The goods shall be delivered to the factory specified by Party B. Party A is responsible for transportation costs.

9.	Product inspection
1)
After receiving the products, and within five business days of receipt, Party B will inspect the quantity and quality based on the specifications listed in this contract. If there is anything that does not match the contract, Party B shall notify Party A in writing. No written feedback from Party B shall be regarded as Party B’s acceptance and approval of all the goods.

2)
For any silicon chip that does not meet the specifications listed in the contract, Party B may request from Party A a refund for the corresponding defective good(s), or a replacement of products that meet the quality standard.

3)	The ratio of broken chips upon opening the carton shall not be higher than 1%.

10.	Dispute resolution
If there is any dispute during the term of this contract, both parties shall attempt to resolve the dispute through negotiations. If the dispute remains unresolved, a lawsuit may be filed in a court where this contract is established, and the court’s decision shall govern.

11.	Others
1)	Any topics or terms that are not covered in this contract shall be reviewed and negotiated by both parties.
2)	This contract will not come into force until signed by both parties with stamps. Each party will hold one copy of this contract.
3)	A fax copy of this contract with signature is also effective.
4)	Each representative of Party A and Party B are authorized by such party to ensure the execution of this contract.

Party A:	Party B:
Perfectengergy (Shanghai), Ltd.	Shanghai Solar Power Technology
No. 479 East Xinzhuang Road,	Research Center
Shanghai, China 201108	No. 555 South Xinzhuang Road,
Shanghai, China 201108

Signature	Signature

Date	Date

Stamp	Stamp